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                                 United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                        ________________________________

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 2, 2001



                           ENCORE MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


                000-26538                                65-0572565
         (Commission File Number)            (IRS Employer Identification No.)


     9800 Metric Blvd., Austin, Texas                      78758
(Address of principal executive offices)                 (Zip Code)


                                 512-832-9500
              Registrant's telephone number, including area code
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ITEM 2.  ACQUISITION OF ASSETS.

     On July 2, 2001, Encore Medical Corporation, a Delaware corporation (the "Company"), pursuant to that certain Asset Purchase Agreement (the "Agreement") dated as of July 2, 2001 between the Company, Tecnol, Inc., a Delaware corporation ("Tecnol"), Kimberly-Clark Corporation, a Delaware corporation ("KCC"), and Kimberly-Clark Worldwide, Inc., a Delaware corporation ("KCW" and, together with Tecnol and KCC, "Kimberly-Clark"), acquired Kimberly-Clark's line of orthopedic soft goods, patient safety devises and pressure care products (collectively, the "Products").

     The Agreement is set forth in Exhibit 1 to this Form 8-K and is incorporated herein in its entirety by reference in response to this Item. The description of the terms and provisions of the Agreement is a summary only, and is qualified in its entirety by reference to such document.

     Pursuant to the Agreement, the Company acquired Kimberly-Clark's hard assets, inventory, customer lists, transferable licenses and intellectual property related to the production of the Products for a total purchase price of $8,835,206, consisting of $5,700,000 in cash and a promissory note in the amount of $3,135,206 bearing interest at 8% per annum and payable over 24 months. The purchase price is, at the Company's option, subject to adjustment if the Company makes a final valuation of the acquired inventory as of the closing date. The Company negotiated the purchase price of the Products with Kimberly-Clark based on the historic sales figures for the Products.

     In connection with the Agreement, the Company and Kimberly-Clark entered into (i) a transition agreement, which obligates Kimberly-Clark to assist the Company with the transfer of the manufacturing knowledge and business and customer service systems information related to the Products and to assist with the transfer of the relationships with Kimberly-Clark's customer base who purchases the Products, and (ii) a noncompetition agreement, which prevents Kimberly-Clark from producing or marketing products similar to the Products for a period of five years.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed herewith:

     Exhibit 1. Asset Purchase Agreement dated as of July 2, 2001 between Encore Medical Corporation, Tecnol, Inc., Kimberly-Clark Corporation and Kimberly-Clark Worldwide, Inc.

     Exhibit 2.  Press Release of Encore Medical Corporation dated July 3, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  July 17, 2001

                              ENCORE MEDICAL CORPORATION

                              By /s/  HARRY L. ZIMMERMAN
                                 ------------------------
                                 Harry L. Zimmerman,
                                 Executive Vice President-General Counsel

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